May 18, 1995




Mr. Bob G. Alexander
President and Chief Executive Officer
Alexander Energy Corporation
701 Cedar Lake Boulevard
Oklahoma City, Oklahoma  73114-7800

          Re: Shares of Alexander Energy Corporation Common Stock, Par Value $.03, to be issued pursuant to the Alexander Energy Corporation Post-Merger Stock Option Plan and the Alexander Energy Corporation 1993 Restricted Stock Award Plan

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the Alexander Energy Corporation Post-Merger Stock Option Plan (the "Post-Merger Plan") and the Alexander Energy Corporation 1993 Restricted Stock Award Plan (the "Restricted Stock Award Plan"), which Registration Statement covers the issuance of up to 662,000 shares of common stock, par value $.03 per share, of Alexander Energy Corporation (the "Corporation"). We also examined your minute books and other corporate records, and made such other investigation as we deemed necessary in order to render the opinions expressed herein.

          Based on the foregoing, we are of the opinion that:

          1. The Corporation is duly organized and existing under the laws of the State of Oklahoma.

          2. The shares to be purchased pursuant to exercise of options granted under the Post-Merger Plan, when issued in accordance with the Post-Merger Plan, will be legally issued, fully paid and nonassessable in accordance with the Oklahoma General
Corporation Act.

          3. The shares to be issued pursuant to the Restricted Stock Award Plan, when issued, vested and delivered in accordance with the Restricted Stock Award Plan, will be legally issued, fully paid and nonassessable in accordance with the Oklahoma General Corporation Act.

          Consent is hereby given for the inclusion of this opinion as part of the Registration Statement.

                            Very truly yours,



                            McAFEE & TAFT A PROFESSIONAL CORPORATION